EXHIBIT 99.01
Chegg Announces Proposed $300 Million Accelerated Share Repurchase
November 29, 2021

Chegg, Inc. (NYSE:CHGG) today announced that its board of directors authorized Chegg to enter into a proposed accelerated share repurchase ("ASR") transaction to repurchase $300 million of Chegg’s common stock. The Company intends to enter into an ASR transaction with a financial institution during the fourth quarter of 2021, subject to market conditions.

"The accelerated share repurchase demonstrates the strength of our balance sheet, and it reaffirms our confidence in the long-term opportunity for Chegg, as well as our continued commitment to enhancing shareholder value," said Chegg’s CEO, Dan Rosensweig. "Chegg believes there are robust growth opportunities, both organically and inorganically, to serve our existing customers and increase our TAM, so we can serve more learners around the world. We are firm believers in the future growth of online education and skills services globally and in Chegg’s position to support students on their path from learning to earning."

The proposed ASR transaction will be effectuated pursuant to Chegg’s previously announced $1.0 billion securities repurchase program that was announced earlier this month. As of September 30, 2021, $665.5 million remained available for future repurchases under this program. There is no expiration date for the repurchase program and it will continue until otherwise suspended, terminated or modified at any time for any reason by our board of directors.

About Chegg

Millions of people Learn with Chegg. We strive to improve educational outcomes by putting the student first. We support students on their journey from high school to college and into their career with tools designed to help them learn their course materials, succeed in their classes, save money on required materials, and learn the most in-demand skills. Our services are available online, anytime, and anywhere. Chegg is a publicly held company based in Santa Clara, California, and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation statements regarding the long-term opportunity for Chegg, Chegg’s belief in growth opportunities to serve its existing customers and increase its TAM, Chegg’s belief in the growth of online education and skills services globally and Chegg’s intention to enter into a $300 million accelerated share repurchase transaction. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “propose,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. With respect to our proposed ASR transaction and Chegg’s growth opportunities to service its existing customers and grow its TAM, our ability to execute such a transaction and take advantage of such opportunities are subject to risks and uncertainties including, developments or changes in economic or market conditions, developments or changes in the securities markets, and fluctuations in the trading volume and market price of our common stock. Other Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of the COVID-19 pandemic on Chegg’s business and the economy generally; Chegg’s ability to attract new students, which have an inherently high rate of turnover primarily due to graduation; changes in search engine methodologies that modify Chegg’s search result page rankings, resulting in decreased student engagement on Chegg’s website; competition in aspects of Chegg’s business, and Chegg expects such competition to increase; Chegg’s ability to maintain its services and systems without interruption, including as a result of technical issues or cybersecurity threats; third-party payment processing risks; adoption of government regulation of education unfavorable to Chegg; the rate of adoption of Chegg’s offerings; mobile app stores and mobile operating systems making Chegg’s apps and mobile website available to students and to grow Chegg’s user base and increase their engagement; Chegg’s ability to expand internationally; colleges and governments restricting online access or access to Chegg’s website; Chegg’s ability to strategically take advantage of new opportunities; competitive developments, including pricing pressures and other services targeting students; Chegg’s ability to build and expand its services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality on the business; Chegg's brand and reputation; the outcome of any current litigation and investigations; the ability of our logistics partner to manage the fulfillment processes; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; regulatory changes, in particular concerning privacy and marketing; any significant disruptions related to cybersecurity or cyber-attacks; changes in the education market, including as a result of COVID-19; and general economic, political and industry conditions. All information provided in this release is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 22, 2021, and could cause actual results to vary from expectations.